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                                                                 Exhibit (b)(13)

Salomon Brothers
Realty Corp.
388 Greenwich Street
New York, New York 10013

212-816-8179

                                                              September 27, 2000


North Valley Tech LLC
c/o First Union Real Estate Investments
551 Fifth Avenue, Suite 1416
New York, New York 10176-1499

         Re: Loan Agreement, dated as of July 27, 1999 (the "Loan Agreement"), by and among North Valley Tech, as borrower, Salomon Brothers Realty Corp., as agent and initial lender ("Agent") and LaSalle Bank National Association, as collateral agent ("Collateral Agent")
                  --------------------------------------------------------------

Gentlemen:

         Reference is made to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

         Borrower has notified Agent that Borrower desires to Transfer the Mortgaged Property subject to the Loan Agreement, the Mortgage and the other Loan Documents pursuant to Section 2.7(a) of the Loan Agreement. Agent hereby approves such Transfer to a Single Purpose Entity, all of the ownership interests in which are held directly or indirectly by Radiant Ventures I L.L.C., subject to (1) the delivery of organizational documents acceptable to Agent with respect to such entity and (2) the delivery by Borrower of an assumption of the Note, the Loan Agreement and the Loan Documents and the payment to Agent of an assumption fee of one percent (1%) of the outstanding Principal Indebtedness and all of Agent's reasonable expenses incurred in connection with such Transfer.


                                         Very truly yours,

                                         SALOMON BROTHERS REALTY CORP,
                                         a New York corporation



                                         By: /s/ A. George Newman
                                             ------------------------------
                                             Name:   A. George Newman
                                             Title:  Authorized Agent


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